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                                                                    Exhibit 5.01

                                                               December 23, 2004

Acusphere, Inc.
500 Arsenal Street
Watertown, MA 02472

     RE: Form S-3 Universal Shelf Registration Statement Relating to $100,000,000 Aggregate Principal Amount of Securities of Acusphere, Inc.

Dear Sir or Madam:

     We are counsel to Acusphere, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (the "Registration Statement"), on or about the date hereof, covering the proposed issuance and sale by the Company of up to $100,000,000 of (i) shares of its common stock, $0.01 par value per share (the "Common Stock"), (ii) shares of its preferred stock, $0.01 per share (the "Preferred Stock"), (iii) debentures, notes, bonds or other evidences of indebtedness of the Company (the "Debt Securities"), (iv) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (v) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants") and (vi) warrants to purchase Debt Securities (the "Debt Warrants," and together with the Common Stock, Preferred Stock, Debt Securities, Common Stock Warrants and Preferred Stock Warrants the "Securities").

     In connection with this opinion, we have examined such corporate records, documents, instruments, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Commission thereunder.

     In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies or facsimiles.

     The opinions hereinafter expressed are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; and (ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of agreements relating to the Securities, and the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under a provision of any agreement relating to the Securities is not material.

     We are members only of the bar of the Commonwealth of Massachusetts and therefore do not hold ourselves out as experts in, and express no opinion as to, the laws of any state or jurisdiction other than the United States of America, the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware, all as of the date hereof, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. Furthermore, we render or imply no opinion as to any anti-fraud provisions of applicable federal or state securities laws, any tax, anti-trust, land use, export, safety, environmental or hazardous materials laws, rules or regulations of applicable state or United States law.

     Based upon and subject to the foregoing, we are of the opinion that:

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     1. With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly authorized committee of the Board of Directors (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Common Stock and related matters and (b) the Common Stock has been issued, sold and delivered in the manner and for the consideration (not less than the par value of the Common Stock) stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the Common Stock will be validly issued, fully paid and nonassessable.

     2. With respect to the Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of the offering of the Preferred Stock and related matters and (b) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement or upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3. With respect to the Debt Securities to be issued under an indenture (incorporating the form of indenture filed as Exhibit 4.01 to the Registration Statement or such other provisions as are contained in a document which will be filed as an exhibit or incorporated by reference in the Registration Statement) (the "Indenture"), when (a) the Indenture has been (i) duly authorized by the Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering and related matters, (c) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture and (d) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, or upon exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, and the Indenture, the Debt Securities to be issued under the Indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     4. With respect to the Common Stock Warrants, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Common Stock Warrants, (c) the Common Stock Warrants have been executed in accordance with the terms of the appropriate agreement and (d) the Common Stock Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Common Stock Warrants will be validly issued, fully paid and nonassessable.

     5. With respect to the Preferred Stock Warrants, when (a) one or more agreements (incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Preferred Stock Warrants, (c) the Preferred Stock Warrants have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Preferred Stock Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Preferred Stock Warrants will be validly issued, fully paid and nonassessable.

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     6. With respect to the Debt Warrants, when (a) one or more agreements
(incorporating the provisions as are contained in a document which will be filed as an exhibit to or incorporated by reference in the Registration Statement) have been duly executed and delivered by the Company and a warrant agent, (b) the Board has taken all necessary corporate action to approve the terms of the Debt Warrants, (c) the Debt Warrants have been executed and authenticated in accordance with the terms of the appropriate agreement and (d) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Debt Warrants will be validly issued, fully paid and nonassessable.

     In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, the Registration Statement, and any amendments thereto (including post-effective amendments) will have been declared effective, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby, the authorization of the Securities applicable to such Security will not have been modified or rescinded by the Board and there will not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement. We also consent to the use or our name in the related prospectus and any related prospectus supplement under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                       Very truly yours,

                                       /s/ TESTA, HURWITZ & THIBEAULT, LLP

                                       TESTA, HURWITZ & THIBEAULT, LLP